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                                                      EXHIBIT (2)


                             BY-LAWS

                               OF

                  ALLIANCE WORLD RESERVES, INC.
                        ________________

                            ARTICLE I

                         Offices

         Section 1.  Principal Office in Maryland.  The

Corporation shall have a principal office in the City of

Baltimore, State of Maryland.

         Section 2.  Other Offices.  The Corporation may have

offices also at such other places within and without the State of

Maryland as the Board of Directors may from time to time

determine or as the business of the Corporation may require.

                           ARTICLE II

                    Meetings of Stockholders

         Section 1.  Place of Meeting.  Meetings of stockholders

shall be held at such place, either within the State of Maryland or at such other place within the United States, as shall be fixed from time to time by the Board of Directors.

         Section 2.  Annual Meetings.  Annual meetings of

stockholders shall be held on a date fixed from time to time by the Board of Directors not less than ninety nor more than one hundred twenty days following the end of each fiscal year of the

Corporation, for the election of directors and the transaction of




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any other business within the powers of the Corporation;

provided, however, that the Corporation shall not be required to hold an annual meeting in any year in which the election of

directors is not required to be acted on by stockholders under the Investment Company Act of 1940.

         Section 3.  Notice of Annual Meeting.  Written or

printed notice of the annual meeting, stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat and each other shareholder entitled to notice thereof not less than ten nor more than ninety days before the date of the meeting.

         Section 4.  Special Meetings.  Special meetings of

stockholders may be called by the chairman, the president or by the Board of Directors and shall be called by the secretary upon the written request of holders of shares entitled to cast not less than twenty-five percent of all the votes entitled to be cast at such meeting.  Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.  In the case of such request for a special meeting, upon payment by such stockholders to the Corporation of the estimated reasonable cost of preparing and mailing a notice of such

meeting, the secretary shall give the notice of such meeting.

The secretary shall not be required to call a special meeting to consider any matter which is substantially the same as a matter acted upon at any special meeting of stockholders held within the




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preceding twelve months unless requested to do so by holders of shares entitled to cast not less than a majority of all votes entitled to be cast at such meeting.  Notwithstanding the

foregoing, to the extent required by the Investment Company Act of 1940, special meetings of stockholders for the purpose of voting upon the question of removal of any director or directors of the Corporation shall be called by the secretary upon the written request of holders of shares entitled to cast not less than ten percent of all the votes entitled to be cast at such meeting.

         Section 5.  Notice of Special Meeting.  Written or

printed notice of a special meeting of stockholders, stating the place, date, hour and purpose thereof, shall be given by the secretary to each stockholder entitled to vote thereat and each other shareholder entitled to notice thereof not less than ten nor more than ninety days before the date fixed for the meeting.

         Section 6.  Business of Special Meetings.  Business

transacted at any special meeting of stockholders shall be

limited to the purposes stated in the notice thereof.

         Section 7.  Quorum.  The holders of shares entitled to

cast one-third of the votes entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business,

except with respect to any matter which, under applicable

statutes or regulatory requirements, requires approval by a




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separate vote of one or more classes of stock in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

         Section   8.   Voting.  When a quorum is present at any

meeting, the affirmative vote of a majority of the votes cast,

or, with respect to any matter requiring a class vote, the

affirmative vote of a majority of the votes cast of each class entitled to vote as a class on the matter, shall decide any

question brought before such meeting (except that directors may be elected by the affirmative vote of a plurality of the votes cast), unless the question is one upon which by express provision of the Investment Company Act of 1940, as from time to time in effect, or other statutes or rules or orders of the Securities and Exchange Commission or any successor thereto or of the

Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 9.  Proxies.  Each stockholder shall at every

meeting of stockholders be entitled to one vote in person or by proxy for each share of the stock having voting power held by such stockholder, but no proxy shall be voted after eleven months from its date, unless otherwise provided in the proxy.

         Section 10.  Record Date.  In order that the Corporation

may determine the stockholders entitled to notice of or to vote




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at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting,

or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than

ninety days and, in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.  In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, twenty days.  If the stock transfer books are closed for the purpose of

determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.  If no record date is fixed and the stock transfer books are not closed for the determination of stockholders:  (1) The record date for the

determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which notice of the meeting of stockholders is mailed or the day thirty days before the meeting, whichever is the closer date to the meeting; and (2) The record date for the determination of stockholders entitled to receive payment of a




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dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of

Directors, declaring the dividend or allotment of rights, is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such

resolution.

         Section 11.  Inspectors of Election.  The directors, in

advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person

presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an

inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such




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acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any,

shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

         Section 12.  Informal Action by Stockholders.  Except to

the extent prohibited by the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.

                           ARTICLE III

                       Board of Directors

         Section 1.  Number of Directors.  The number of

directors constituting the entire Board of Directors (which

initially was fixed at one in the Corporation's Articles of

Incorporation) may be increased or decreased from time to time by the vote of a majority of the entire Board of Directors within




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the limits permitted by law but at no time may be more than twenty, but the tenure of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof.  The directors shall be elected to hold offices at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified.  Any director may resign at any time upon written notice to the Corporation.  Any director may be removed, either with or without cause, at any meeting of stockholders duly called and at which a quorum is present by the affirmative vote of the majority of the votes entitled to be cast thereon, and the vacancy in the Board of

Directors caused by such removal may be filled by the

stockholders at the time of such removal.  Directors need not be stockholders.

         Section 2.  Vacancies and Newly-Created Directorships.

Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum.  Any vacancy occurring by reason of an increase in the number of

directors may be filled by a majority of the entire Board of

Directors.  A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual




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meeting of stockholders or until his successor is elected and qualifies.

         Section 3.  Powers.  The business and affairs of the

Corporation shall be managed by or under the direction of the

Board of Directors which may exercise all such powers of the

Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws conferred upon or reserved to the stockholders.

         Section 4.  Meetings.  The Board of Directors of the

Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of

Maryland.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.  Special

meetings of the Board of Directors may be called by the chairman,

the president or by two or more directors.  Notice of special meetings of the Board of Directors shall be given by the

secretary to each director at least three days before the meeting if by mail or at least 24 hours before the meeting if given in person or by telephone or by telegraph.  The notice need not specify the business to be transacted.

         Section 6.  Quorum and Voting.  During such times when

the Board of Directors shall consist of more than one director, a quorum for the transaction of business at meetings of the Board of Directors shall consist of two of the directors in office at




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the time but in no event shall a quorum consists of less than one-third of the entire Board of Directors.  The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of

Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 7.  Committees.  The Board of Directors may

appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be

composed of two or more of the directors of the Corporation.  The

Board of Directors may delegate to such committees any of the powers of the Board of Directors except those which may not by law be delegated to a committee.  Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Unless the

Board of Directors designates one or more directors as alternate members of any committee, who may replace an absent or

disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee.

At meetings of any such committee, a majority of the members or




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alternate members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee.

         Section 8.  Minutes of Committee Meetings.  The

committees shall keep regular minutes of their proceedings.

         Section 9.  Informal Action by Board of Directors and

Committees.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the

minutes of proceedings of the Board of Directors or committee,

provided, however, that such written consent shall not constitute approval of any matter which pursuant to the Investment Company

Act of 1940 and the rules thereunder requires the approval of directors by vote cast in person at a meeting.

         Section 10.  Meetings by Conference Telephone.  The

members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same times and such

participation shall constitute presence in person at such

meeting, provided, however, that such participation shall not




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constitute presence in person with respect to matters which pursuant to the Investment Company Act of 1940 and the rules thereunder require the approval of directors by vote cast in person at a meeting.

         Section 11.  Fees and Expenses.  The directors may be

paid their expenses of attendance at each meeting of the Board of

Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director or such other compensation as the Board of Directors may approve.

No such payment shall preclude any director from serving the

Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be

allowed like reimbursement and compensation for attending

committee meetings.

                           ARTICLE IV

                             Notices

         Section 1.  General.  Notices to directors and

stockholders mailed to them at their post office addresses

appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States mail.

         Section 2.  Waiver of Notice.  Whenever any notice is

required to be given under the provisions of the statutes, of the

Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be




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deemed the equivalent of notice and such waiver shall be filed with the records of the meeting.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting

except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                            ARTICLE V

                            Officers

         Section 1.  General.  The officers of the Corporation

shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall be a chairman of the Board of Directors, a president, a secretary and a

treasurer.  The Board of Directors may choose also such vice presidents and additional officers or assistant officers as it may deem advisable.  Any number of offices, except the offices of president and vice president and chairman and vice president, may be held by the same person.  No officer shall execute,

acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

         Section 2.  Other Officers and Agents.  The Board of

Directors may appoint such other officers and agents as it

desires who shall hold their offices for such terms and shall






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exercise such powers and perform such duties as shall be

determined from time to time by the Board of Directors.

         Section 3.  Tenure of Officers.  The officers of the

Corporation shall hold office at the pleasure of the Board of

Directors.  Each officer shall hold his office until his

successor is elected and qualifies or until his earlier

resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.  Any officer elected or

appointed by the Board of Directors may be removed at any time by the Board of Directors when, in its judgment, the best interests of the Corporation will be served thereby.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         Section 4.  Chairman of the Board of Directors.  The

chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. He shall be the chief executive officer and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall be ex officio a member of all committees designated by the Board of Directors except as otherwise

determined by the Board of Directors.  He shall execute bonds,

mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and




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execution thereof shall be expressly delegated by the Board of

Directors to some other officer or agent of the Corporation.

         Section 5.  President.  The president shall act under

the direction of the chairman and in the absence or disability of the chairman shall perform the duties and exercise the powers of the chairman.  He shall perform such other duties and have such other powers as the chairman or the Board of Directors may from time to time prescribe.  He shall execute on behalf of the

Corporation, and may affix the seal or cause the seal to be

affixed to, all instruments requiring such execution except to the extent that signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 6.  Vice Presidents.  The vice presidents shall

act under the direction of the chairman and in the absence or disability of the president shall perform the duties and exercise the powers of the president.  They shall perform such other

duties and have such other powers as the chairman or the Board of

Directors may from time to time prescribe.  The Board of

Directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice

presidents and, in that event, the duties and powers of the

president shall descend to the vice presidents in the specified order of seniority.






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         Section 7.  Secretary.  The secretary shall act under

the direction of the chairman.  Subject to the direction of the chairman he shall attend all meetings of the Board of Directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the Board of Directors when required.  He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of

Directors, and shall perform such other duties as may be

prescribed by the chairman or the Board of Directors.  He shall keep in safe custody the seal of the Corporation and shall affix the seal or cause it to be affixed to any instrument requiring

it.

         Section 8.  Assistant Secretaries.  The assistant

secretaries in the order of their seniority, unless otherwise determined by the chairman or the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary.  They shall perform such other duties and have such other powers as the chairman or the Board of Directors may from time to time prescribe.

         Section 9.  Treasurer.  The treasurer shall act under

the direction of the chairman.  Subject to the direction of the chairman he shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall




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deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the chairman or the

Board of Directors, taking proper vouchers for such

disbursements, and shall render to the chairman and the Board of

Directors, at its regular meetings, or when the Board of

Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

         Section 10.  Assistant Treasurers.  The assistant

treasurers in the order of their seniority, unless otherwise determined by the chairman or the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.  They shall perform such other duties and have such other powers as the chairman or the Board of Directors may from time to time prescribe.

                           ARTICLE VI

                      Certificates of Stock

         Section 1.  General.  Every holder of stock of the

Corporation who has made full payment of the consideration for such stock shall be entitled upon request to have a certificate,

signed by, or in the name of the Corporation by, the chairman,

the president or a vice president and countersigned by the

treasurer or an assistant treasurer or the secretary or an

assistant secretary of the Corporation, certifying the number




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and, if additional shares of stock should be authorized, the class of whole shares of stock owned by him in the Corporation.

         Section 2.  Fractional Share Interests.  The Corporation

may issue fractions of a share of stock.  Fractional shares of stock shall have proportionately to the respective fractions represented thereby all the rights of whole shares, including the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation,

excluding, however, the right to receive a stock certificate representing such fractional shares.

         Section 3.  Signatures on Certificates.  Any of or all

the signatures on a certificate may be a facsimile.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue.  The seal of the

Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.

         Section 4.  Lost, Stolen or Destroyed Certificates.  The

Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates

theretofore issued by the Corporation alleged to have been lost,

stolen or destroyed, upon the making of any affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed.  When authorizing such issue of a new




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certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof,

require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the

Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

         Section 5.  Transfer of Shares.  Upon request by the

registered owner of shares, and if a certificate has been issued to represent such shares upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares of stock duly endorsed or accompanied by proper evidence of

succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the Articles of Incorporation, of the By-Laws and of the law

regarding the transfer of shares have been duly complied with, to record the transaction upon its books, issue a new certificate to the person entitled thereto upon request for such certificate,

and cancel the old certificate, if any.

         Section 6.  Registered Owners.  The Corporation shall be

entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes

including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in




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such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

                           ARTICLE VII

                          Miscellaneous

         Section 1.  Reserves.  There may be set aside out of any

funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet

contingencies, or for such other purpose as the Board of

Directors shall think conducive to the interest of the

Corporation, and the Board of Directors may modify or abolish any such reserve.

         Section 2.  Dividends.  Dividends upon the stock of the

Corporation may, subject to the provisions of the Articles of

Incorporation and of applicable law, be declared by the Board of

Directors at any time.  Dividends may be paid in cash, in

property or in shares of the Corporation's stock, subject to the provisions of the Articles of Incorporation and of applicable law.

         Section 3.  Capital Gains Distributions.  The amount and

number of capital gains distributions paid to the stockholders during each fiscal year shall be determined by the Board of

Directors.  Each such payment shall be accompanied by a statement as to the source of such payment, to the extent required by law.




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         Section 4.  Checks.  All checks or demands for money and

notes of the Corporation shall be signed by such officer or

officers or such other person or persons as the Board of

Directors may from time to time designate.

         Section 5.  Fiscal Year.  The fiscal year of the

Corporation shall be fixed by resolution of the Board of

Directors.

         Section 6.  Seal.  The corporate seal shall have

inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland."  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in another manner reproduced.

         Section 7.  Insurance Against Certain Liabilities.  The

Corporation shall not bear the cost of insurance that protects or purports to protect directors and officers of the Corporation against any liabilities to the Corporation or its security

holders to which any such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross

negligence or reckless disregard of the duties involved in the conduct of his office.

                          ARTICLE VIII

                         Indemnification

         Section 1.  Indemnification of Directors and Officers.

The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the




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

Maryland General Corporation Law.  The Corporation shall

indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.  The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the

Corporation as a director, officer, partner, trustee, employee,

agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law.  The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.  This Article shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

         Section 2.  Advances.  Any current or former director or

officer of the Corporation seeking indemnification within the scope of this Article shall be entitled to advances from the

Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking

indemnification in the manner and to the fullest extent

permissible under the Maryland General Corporation Law.  The




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person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met.  In addition, at least one of the following

additional conditions shall be met:  (a) the person seeking

indemnification shall provide a security in form and amount

acceptable to the Corporation for his undertaking; (b) the

Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the

Corporation who are neither "interested persons" as defined in

Section 2(a)(19) of the Investment Company Act of 1940, as

amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion,

shall have determined, based on a review of facts readily

available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person

seeking indemnification will ultimately be found to be entitled to indemnification.

         Section 3.  Procedure.  At the request of any person

claiming indemnification under this Article, the Board of

Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met.




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Indemnification shall be made only following:  (a) a final

decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an

independent legal counsel in a written opinion.

         Section 4.  Indemnification of Employees and Agents.

Employees and agents who are not officers or directors of the

Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by

action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940.

         Section 5.  Other Rights.  The Board of Directors may

make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise.  The

indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of

stockholders or disinterested directors or otherwise.  The rights provided to any person by this Article shall be enforceable




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against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a

director, officer, employee, or agent as provided above.

         Section 6.  Amendments.  References in this Article are

to the Maryland General Corporation Law and to the Investment

Company Act of 1940 as from time to time amended.  No amendment of these By-laws shall effect any right of any person under this

Article based on any event, omission or proceeding prior to the amendment.

                           ARTICLE IX

                           Amendments

         The Board of Directors shall have the power to make,

alter and repeal by-laws of the Corporation.




























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